Exhibit 10.2

FORM OF

THE MIDDLEBY CORPORATION

2011 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the     day of          , 20   (the “Date of Grant”) is entered into by and between The Middleby Corporation, a Delaware corporation (the “Company”) and [        ] (the “Grantee” and, together with the Company, the “Parties”).

RECITALS

Pursuant to The Middleby Corporation 2011 Long-Term Incentive Plan (the “Plan”), the Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board (the “Committee”), as the administrators of the Plan, have determined to grant to the Grantee restricted shares (the “Restricted Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) subject to the vesting, restrictions and other terms and conditions set forth herein, and hereby grants such Restricted Stock.

NOW, THEREFORE, the Parties hereto agree as follows:

1.                                      Grant of Shares.  The Company hereby grants to the Grantee [•] shares of Restricted Stock (the “Grant”), pursuant to the terms and conditions of this Agreement and the Plan, of which [•] shares shall be subject to time-vesting pursuant to Section 2(b)(i) of this Agreement (the “Time-Based Restricted Stock”) and [•] shares shall be subject to performance-vesting pursuant to Section 2(b)(ii) of this Agreement (the “Performance-Based Restricted Stock”), it being understood that the number of shares of Performance-Based Restricted Stock subject to the Grant represent the number of shares which would vest at the maximum level of performance as set forth on Schedule A.  The Grantee shall not be required to pay any cash consideration in exchange for the Restricted Stock.

2.                                      Restrictions and Restricted Period.

(a)                                 Restrictions.  Subject to Section 4 of this Agreement, the Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Section 3 of this Agreement until the lapse of the Restricted Period (as defined below).  The restrictions set forth in this Section 2(a) are referred to herein as the “Restrictions.”

(b)                                 Restricted Period.  The “Restricted Period” shall mean the period commencing on the Date of Grant and ending on the date on which the Restrictions lapse.  The Restricted Stock shall become vested and the Restrictions thereon shall lapse as follows:

(i)                                     Time-Based Restricted Stock.  The Time-Based Restricted Stock shall become vested and the Restrictions thereon shall lapse with respect to one-

third of such shares on each of the first three anniversaries of the Date of Grant, rounded down to the nearest whole share, subject to the Grantee’s continued employment with the Employer (as defined in the Plan) on each applicable vesting date, except as provided in Section 3(b) or 3(c) of this Agreement.

(ii)                                  EPS Performance-Based Restricted Stock.  A portion of the Performance-Based Restricted Stock shall become vested and the Restrictions thereon shall lapse on the date on which, and to the extent that, the Committee determines that the applicable annual and/or cumulative EPS growth goals, as set forth on Schedule A hereto, have been achieved for the applicable Performance Period (the date of the Committee’s determination, the “vesting date”), rounded down to the nearest whole share, subject to the Grantee’s continued employment with the Employer through the applicable vesting date, except as provided in Section 3(b) or 3(c) of this Agreement.  Subject to Sections 3(b) and 3(c) of this Agreement, any shares of such Performance-Based Restricted Stock that do not become vested as of the applicable vesting date, in accordance with Schedule A, as determined by the Committee, shall be forfeited to the Company without payment of any consideration therefor.

(iii)                               EBITDA Performance-Based Restricted Stock.  A portion of the Performance-Based Restricted Stock shall become vested and the Restrictions thereon shall lapse on the date on which, and to the extent that, the Committee determines that the applicable annual and/or cumulative EBITDA growth goals, as set forth on Schedule A hereto, have been achieved for the applicable Performance Period (the date of the Committee’s determination, the “vesting date”), rounded down to the nearest whole share, subject to the Grantee’s continued employment with the Employer through the applicable vesting date, except as provided in Section 3(b) or 3(c) of this Agreement.  Subject to Sections 3(b) and 3(c) of this Agreement, any shares of such Performance-Based Restricted Stock that do not become vested as of the applicable vesting date, in accordance with Schedule A, as determined by the Committee, shall be forfeited to the Company without payment of any consideration therefor.

For purposes of this Agreement, the “Performance Period” shall mean each of (x) the Company’s 2019 fiscal year, commencing on December 30, 2018 and ending on December 28, 2019, (y) the Company’s 2020 fiscal year, commencing on December 29, 2019 and ending on January 2, 2021, and (z) the Company’s 2021 fiscal year, commencing on January 3, 2021 and ending on January 1, 2022.

(c)                                  Adjustment.  The number and kind of shares of Restricted Stock set forth in this Section 2 are subject to adjustment in accordance with the terms of this Agreement and the Plan.

(d)                                 Notification.  The Company shall promptly notify the Grantee of the Committee’s determination of achievement of the performance goals applicable to the Performance-Based Restricted Stock pursuant to Section 2(b)(ii) of this Agreement.

3.                                      Cessation of Employment; Change of Control.

(a)                                 Forfeiture.  If the Grantee’s employment with the Employer terminates for any reason other than those set forth in Section 3(b) of this Agreement, then any portion of the Restricted Stock with respect to which the Restrictions have not lapsed shall be forfeited to the Company without payment of any consideration therefor, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock.

(b)                                 Accelerated Vesting upon Certain Terminations of Employment.

(i)                                     With respect to the Time-Based Restricted Stock, if the Grantee’s employment is terminated during the Restricted Period (A) by the Employer for reasons other than Cause (as defined in Section 9(a) of this Agreement or the Grantee’s employment agreement, if applicable) or (B) if applicable, pursuant to the Grantee’s employment agreement, by the Grantee for good reason (as defined therein), the vesting of such Time-Based Restricted Stock will immediately accelerate as of the date of such termination with respect to a portion of the unvested shares subject thereto in an amount equal to (A) the total number of shares of Time-Based Restricted Stock granted pursuant to this Agreement multiplied by a fraction, the numerator of which is the number of days the Grantee was employed from the Date of Grant to the date of such termination, and the denominator of which is 1,095, less (B) the number of shares of Time-Based Restricted Stock granted pursuant to this Agreement that vested prior to the date of such termination, if any.  Upon such termination of the Grantee’s employment, any shares of Time-Based Restricted Stock awarded above the amount that becomes vested pursuant to this Section 3(b)(i) will be forfeited to the Company without payment of any consideration therefor.

(ii)                                  With respect to the Performance-Based Restricted Stock, if the Grantee’s employment is terminated during the Restricted Period (A) by the Company for reasons other than Cause (as defined in Section 9(a) of this Agreement or the Grantee’s employment agreement, if applicable) or (B) if applicable, pursuant to the Grantee’s employment agreement, by the Grantee for good reason (as defined therein), the Performance-Based Stock will vest in a number of shares that would otherwise vest based on actual performance measured as of the end of the fiscal year in which the date of such termination occurs pursuant to Schedule A hereto, as determined by the Committee, and pro-rated for the number of days during which the Grantee was employed beginning on the commencement date of the Performance Period and ending on such date of termination.  Upon such termination of the Grantee’s employment, any shares of Performance-Based Restricted Stock awarded above the amount that becomes vested pursuant to this Section 3(b)(ii) will be forfeited to the Company without payment of any consideration therefor.

For purposes of this Section 3(b), a termination of employment by the Company for reasons other than Cause shall not include a termination due to the death or disability of the Grantee.

(c)                                  Accelerated Vesting upon Change of Control.  In the event of a Change of Control and subject to the Grantee’s continued employment with the Employer through the date of such Change of Control:

(i)                                     All of the shares of Time-Based Restricted Stock, to the extent not then-vested, will immediately vest as of the date of such Change of Control.

(ii)                                  A number of shares of Performance-Based Restricted Stock will immediately vest in an amount equal to the greater of (A) the number of shares that would vest assuming achievement of performance goals at the target level of performance as set forth on Schedule A or (B) the number of shares that would otherwise vest based on actual performance measured immediately prior to the Change of Control, as determined by the Committee.  Upon such Change of Control, any shares of Performance-Based Restricted Stock awarded above the amount that becomes vested pursuant to the foregoing clause (A) or (B) will be forfeited to the Company without payment of any consideration therefor.

4.                                      Restrictions on Transfer.

(a)                                 The Grantee acknowledges and agrees that the Restricted Stock may not be transferred or otherwise disposed of by the Grantee, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Committee, or by will or the laws of descent and distribution.

(b)                                 The Grantee further acknowledges and agrees that any shares of Common Stock subject to the Grant which become vested and cease to be subject to a risk of forfeiture following the lapse of the Restricted Period shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Grantee until the earlier of (i) the third anniversary of the Date of Grant, or (ii) the occurrence of a Change of Control (in either case, the “Lapse Date”), except that vested shares of Common Stock subject to the Grant may be withheld by the Company to satisfy the Grantee’s tax withholding obligations to the extent permitted by the Company pursuant to Section 8 of this Agreement.  Following the occurrence of the Lapse Date, such shares of Common Stock shall be freely transferable by the Grantee; provided, that such transfer is otherwise permitted in accordance with federal and state securities laws.

5.                                      Rights of a Stockholder.  The Grantee shall be the record owner of the shares of Restricted Stock, and as record owner shall be entitled to all rights of a common stockholder of the Company, subject to Section 4 of this Agreement, including the right to vote such shares in all matters in which common stockholders of the Company are entitled to vote; provided, that during the Restricted Period, the Grantee shall not be entitled, and hereby waives any right, to receive any cash or in-kind dividends paid with respect to the Restricted Stock as a common stockholder.  If there is any stock split or other change in character or amount of the Restricted Stock, then in such event, any and all new, substituted or additional securities to which the Grantee is entitled by reason of such changes to the Restricted Stock shall be immediately subject to the Restrictions with the same force and effect as the Restricted Stock subject to such Restrictions immediately before such event.

6.                                      Certificates.  The Restricted Stock may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Grantee, then the Company may retain physical possession of the certificates until both the Restrictions and the restrictions on transfer pursuant to Section 4(b) of this Agreement have lapsed.

7.                                      Legends.  The Company may require, as a condition of the issuance and delivery of certificates evidencing the Restricted Stock pursuant to the terms hereof, that the certificates bear the legend as set forth immediately below, in addition to any other legends required under federal and state securities laws or as otherwise determined by the Committee.  All certificates representing any of the shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER HELD BY THE ISSUER OR ITS ASSIGNEES(S) AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

Such legend shall not be removed until both the Restrictions and the restrictions on transfer pursuant to Section 4(b) of this Agreement on such shares lapse pursuant to the terms hereof.

8.                                      Taxes.  The Grantee shall pay to the Company promptly upon request, at the time the Grantee recognizes taxable income in respect of the shares of Restricted Stock, an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the shares of Restricted Stock.  In lieu of collecting payment from the Grantee, the Company may, in its discretion, withhold vested shares of Common Stock net of the number of whole shares of Common Stock under the Grant with a fair market equal to the minimum amount of federal, state and local taxes required to be withheld under applicable tax laws.  The Grantee understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

9.                                      Miscellaneous.

(a)                                 Definitions.  As used in this Agreement:

(i)                                     “Cause” shall mean the Grantee’s gross negligence, willful misconduct, breach of fiduciary duty involving personal profit, substance abuse, or commission of a felony.

(ii)                                  “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(iii)                               “Change of Control” shall mean the occurrence of any of the following events:

(1)                                 any Person (as defined below) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 35% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(2)                                 individuals who, as of the Effective Date (as defined in the Plan), constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3)                                 there is consummated a merger or consolidation, other than (i) a merger or consolidation immediately following which the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 35% of the combined voting power of the Company’s then outstanding securities; or

(4)                                 the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(iv)                              “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(v)                                 “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(b)                                 Retained Discretion of the Committee.  In applying the vesting criteria applicable to the Performance-Based Restricted Stock, the Committee may adjust EPS and EBITDA in its sole discretion, including without limitation adjustments made in accordance with generally accepted accounting principles, to take into account the impact of the specific adjustment items set forth in Schedule A.

(c)                                  Compliance with Law and Regulations.  The Restricted Stock and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  Any purported transfer or sale of the shares of Common Stock shall, subject to Section 4 of this Agreement, be subject to restrictions on transfer imposed by any applicable state and federal securities laws.  Any transferee shall hold such shares of Common Stock subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

(d)                                 Invalid Transfers.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the shares of Common Stock subject to the Grant by any holder thereof before the Lapse Date or in violation of the provisions of this Agreement shall be valid, and the Company will not transfer any of said shares on its books or otherwise nor will any of said shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

(e)                                  Incorporation of Plan.  This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it.  To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly.

(f)                                   Notices.  Any notices required or permitted hereunder shall be addressed to the Company, at its principal offices, or to the Grantee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail.  Either party may, by notice to the other given in the manner aforesaid, change his or its address for future notices.

(g)                                  Successor.  This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Grantee and his personal representatives and beneficiaries.

(h)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and his personal and legal representatives in respect of any questions arising under the Plan or this Agreement.

(i)                                     Recoupment.  The Restricted Stock shall be subject to any clawback or recoupment policies of the Company as in effect from time to time, or as otherwise required by law or the NASDAQ Stock Market Rules.

(j)                                    Amendment.  This Agreement may be amended or modified by the Company at any time; provided that notice is provided to the Grantee in accordance with Section 9(f) of this Agreement; and provided further that no amendment or modification that is adverse to the rights of the Grantee as provided by this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

THE MIDDLEBY CORPORATION

By
Name:
Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

Grantee

Address

Schedule A

Performance-Based Restricted Stock

This Schedule A shall be incorporated in and form a part of the Restricted Stock Award Agreement to which this Schedule A is attached (the “Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

Performance Goals.  Subject to and conditioned upon the Grantee’s continued employment with the Employer through the applicable vesting date, except as provided in Section 3(b) or 3(c) of the Agreement, the Performance-Based Restricted Stock shall become vested and the Restrictions thereon shall lapse based on the Company’s achievement of the earnings per share (“EPS”) growth and EBITDA growth goals, each as set forth in the table below, as follows:

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